                                  Exhibit 10.8

ADVA International Inc.
Mr. Tony Mohr, CEO
454 S. Anderson Road, Suite 214
Rock Hill
South Carolina 29730
United States of America

                                                      Rotterdam, April 10, 2002

Dear Mr. Mohr,

As mentioned by me in the board meeting of April 9, I have made the decision to resign as a non-executive board member of ADVA International Inc. This letter is my official confirmation of that decision.

The reason for my resignation is that I do not agree with the proposed strategy of ADVA, and more specific, with the conditions of the proposed loan by Lagan
Investments Ltd.

With regards to the strategy element, there is no well-defined plan for the coming year, and also there is no information about the financial needs of the company for the coming months.

Secondly, I do not believe that the proposed loan is in the best interest of the company for two reasons:

1. The conversion rate of US$ 0.35 is too low in my opinion, and is considerably lower than the rate we discussed in our last board meeting in Rock Hill on
February 23, 2002;

2. The appointment of Mr. Verdonck as board member and interim CEO, and the appointment of Mr. Eijkelhof as Interim COO are not acceptable by me. In my opinion, both gentlemen do not have the necessary qualifications, and experience to become board members of a publicly quoted company.

I have stated my objections in our last board meeting, but nevertheless the board has decided to accept the proposed resolutions in relation with the Lagan promissory note.

Those decisions are unacceptable for me and are the reason that I will resign as a non-executive director. Under those conditions it is no longer possible for me to perform my duties and to protect the interests of our shareholders.

Finally, I remember you that I have never been paid for my duties as a board member, and that the company still owes me $10,000 for my services in the last two years.

Best regards,

/s/ Prof. Dr. R.A.M. Pruijm RA
Prof. Dr. R.A.M. Pruijm RA